UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  May 4, 2010

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ITT Educational Services, Inc.’s (the “Company”) 2010 Annual Meeting of Shareholders was held on May 4, 2010 to:

•	elect three directors; and
•
ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.

At the Company’s 2010 Annual Meeting of Shareholders, the shareholders elected the following persons to serve as directors in the first class of the Company’s Board of Directors, each to hold office for the term of three years and until his successor is elected and has qualified:

First Class - Term expiring at 2013 Annual Meeting

1.	John F. Cozzi
2.	Kevin M. Modany
3.	Lloyd G. Waterhouse

The final results of the vote taken at the Company’s 2010 Annual Meeting of Shareholders for the director nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Cozzi	29,342,531	120,990	276,623	1,398,161
Kevin M. Modany	28,998,961	464,561	276,622	1,398,161
Lloyd G. Waterhouse	29,360,190	103,239	276,715	1,398,161

The directors who continued in office after the Company’s 2010 Annual Meeting of Shareholders are as follows:

First Class - Term expiring at 2013 Annual Meeting

1.	John F. Cozzi
2.	Kevin M. Modany
3.	Lloyd G. Waterhouse

Second Class - Term expiring at 2011 Annual Meeting

1.	John E. Dean
2.	James D. Fowler, Jr.
3.	Vin Weber

Third Class - Term expiring at 2012 Annual Meeting

1.	Joanna T. Lau
2.	Samuel L. Odle
3.	John A. Yena

At the Company’s 2010 Annual Meeting of Shareholders, the shareholders ratified the appointment of PWC to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2010.  The final results of the vote taken at that meeting ratifying the appointment of PWC were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,612,249	248,368	277,688	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010

ITT Educational Services, Inc.

By:  /s/ Clark D. Elwood
       Name: Clark D. Elwood
       Title: Executive Vice President, Chief
   Administrative and Legal Officer